UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

WHITEFIBER, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42780	61-2222606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

31 Hudson Yards, Floor 11, Suite 30

New York, NY 10001

(646) 801-0779

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	WYFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 28, 2026, WhiteFiber, Inc. (the “Company”), through its wholly owned subsidiary, Enovum Data Centers Corp., a Canadian corporation (the “Buyer”), completed the previously announced acquisition (the “Acquisition”) from Unifi Manufacturing, Inc. (“UMI”), a wholly owned subsidiary of Unifi, Inc., of certain real property consisting of industrial/manufacturing building spaces and certain land underlying and surrounding the same, located in Yadkin County, North Carolina (the “Property”), pursuant to a Real Estate Purchase and Sale Agreement, dated as of August 16, 2026, by and between the Buyer and UMI (the “Purchase Agreement”). The Acquisition was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2026.

The aggregate purchase price for the Property was $60.0 million in cash (the “Purchase Price”), consistent with the terms of the Purchase Agreement as originally disclosed. An earnest money deposit of $2.25 million, previously deposited in escrow pursuant to the Purchase Agreement, was applied toward the Purchase Price at closing.

Each of the two properties comprising the Property is expected to be served with a minimum of 30 megawatts of gross electrical power supply, for a combined minimum of 60 megawatts across the properties, with the potential for up to an additional 69 megawatts of gross electrical power supply per property to become available within seven years after the closing date, representing a potential combined maximum of up to 198 megawatts across the properties, in each case subject to the confirmation process contemplated by the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties, which survive for twelve months following the closing. UMI is not obligated to indemnify the Buyer for breaches of representations and warranties until the Buyer’s losses, individually or in the aggregate, equal or exceed $0.1 million, at which point UMI is obligated to indemnify the Buyer for such losses in an amount not to exceed three percent (3%) of the Purchase Price.

In connection with the closing, UMI retained the right to occupy a portion of the Property on a post-closing basis pursuant to occupancy and partial leaseback arrangements contemplated by the Purchase Agreement.

There were no material relationships, other than in respect of the transactions contemplated by the Purchase Agreement, between the Buyer and UMI or any of its affiliates, on the one hand, and the Company or any of its directors or officers, or any associate of any such director or officer, on the other hand.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2026, and is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.

Item 7.01. Regulation FD Disclosure.

On November 3, 2026, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of applicable securities laws relating to the business of the Company and its subsidiaries, including statements regarding anticipated energy capacity at the Property and the Company’s expectations regarding future development of the Property. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” “anticipated,” “currently expected” or similar expressions, and involve known and unknown risks and uncertainties. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, many of which are beyond the Company’s control. All information set forth herein speaks only as of the date of this Current Report, and the Company disclaims any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Real Estate Purchase and Sale Agreement, dated as of August 16, 2026, by and between Enovum Data Centers Corp. and Unifi Manufacturing, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 26, 2026).
99.1	Press Release, dated November 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEFIBER, INC.

Date: November 3, 2026

By:	/s/ Sam Tabar
Name:	Sam Tabar
Title:	Chief Executive Officer

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